UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 27, 2012 (August 27, 2012)

SALLY BEAUTY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33145	36-2257936
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3001 Colorado Boulevard

Denton, Texas 76210

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (940) 898-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors affiliated with Clayton, Dubilier & Rice, LLC

On August 27, 2012, James G. Berges, Kenneth A. Giuriceo and Richard J. Schnall, directors of Sally Beauty Holdings, Inc. (the “Corporation”), notified the Corporation of their retirement from the Corporation’s Board of Directors (the “Board”) and from all committees of the Board upon which they serve.  Messrs. Berges, Giuriceo and Schnall are affiliated with Clayton, Dubilier & Rice, LLC (“CD&R”) and have retired as members of the Board in connection with the successful exit of CD&R’s investment in the Corporation.  The Corporation is deeply indebted to Messrs. Berges, Giuriceo and Schnall for their leadership, guidance and commitment to the success of the Corporation during their tenure as directors of the Corporation.

Appointment of Gary G. Winterhalter as Chairman of the Board and Robert McMaster as Lead Independent Director

On August 27, 2012, the Board appointed Gary G. Winterhalter to replace Mr. Berges as the Chairman of the Board.  Mr. Winterhalter is and will continue to be the President and Chief Executive Officer of the Corporation and has served as a director of the Corporation since the Corporation’s separation from the Alberto-Culver Corporation in 2006.

The Corporation also appointed Robert McMaster to the newly created position of Lead Independent Director of the Board.  Mr. McMaster, who joined the Board in 2006, will continue to serve as Chairman of the Board’s Audit Committee.  Among his many responsibilities as Lead Independent Director, Mr. McMaster will coordinate the activities of the independent directors, chair executive sessions of the independent and non-management directors and coordinate with the Chairman of the Board to set the agenda for Board meetings.

The press release announcing, among other things, the retirement of Messrs. Berges, Giuriceo and Schnall and the appointment of Mr. Winterhalter as the Chairman of the Board is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

CDR Acquisition LLC and CD&R Parallel Fund VII, L.P., investment funds affiliated with CD&R (the “CDR Investors”), were granted, among other things, rights to nominate directors to the Board under that certain Stockholders Agreement, dated as of November 16, 2006, among the Corporation, the CDR Investors and certain other stockholders of the Corporation (the “Stockholders Agreement”).  The nomination and other governance rights of the CDR Investors under the Stockholders Agreement terminated upon the sale of the CDR Investors’ remaining shares of the Corporation’s common stock in the secondary common stock offering that closed on July 23, 2012.

The Corporation’s By-Laws contained similar provisions to those in the Stockholders Agreement that granted the CDR Investors nomination and other governance rights.  On August 27, 2012, the Board amended and restated the By-Laws to remove all nomination and other governance rights in favor of the CDR Investors.

In addition, on August 27, 2012, following the retirements of Messrs. Berges, Giuriceo and

Schnall, the Board approved the reduction in the size of the Corporation’s Board from eleven members to nine members. The Board amended and restated the By-Laws to reflect this action.  The Nominating and Corporate Governance Committee of the Board is actively considering candidates to fill the one vacancy on the Company’s Board of Directors resulting from the retirement of Messrs. Berges, Giuriceo and Schnall and the subsequent reduction of the size of the Board to nine members.

The foregoing description of the amendment to the By-Laws is qualified in its entirety by reference to the full text of the Fourth Amended and Restated By-Laws of the Corporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.  Other Events.

On August 27, 2012, the Corporation announced that its Board of Directors has approved a share repurchase program authorizing the Corporation to repurchase up to $300 million of its common stock (the “Share Repurchase Program”) and to enter into pre-arranged stock trading plans for the purpose of repurchasing a limited number of the Corporation’s common stock in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934 and the Company’s policies regarding stock transactions. The plans will cover the repurchase of shares over the next six fiscal quarters.  Repurchases are subject to SEC regulations as well as certain price, market volume and timing constraints specified in the plan.  The press release announcing the Share Repurchase Program is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                       Exhibits.  The following Exhibits are filed herewith as part of this Current Report on Form 8-K.

Exhibit Number	Description
3.1	Fourth Amended and Restated By-Laws of Sally Beauty Holdings, Inc., dated August 27, 2012.

99.1

Press release announcing the retirement of Messrs. Berges, Giuriceo and Schnall and the appointment of Mr. Winterhalter as the Chairman of the Board, issued by Sally Beauty Holdings, Inc. on August 27, 2012.

99.2	Press release announcing the Share Repurchase Program, issued by Sally Beauty Holdings, Inc. on August 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

August 27, 2012	By:	/s/ Matt Haltom
	Name:	Matt Haltom
	Title:	Vice President, Assistant Secretary and Deputy General Counsel

Exhibit Number	Description
3.1	Fourth Amended and Restated By-Laws of Sally Beauty Holdings, Inc., dated August 27, 2012.

99.1

Press release announcing the retirement of Messrs. Berges, Giuriceo and Schnall and the appointment of Mr. Winterhalter as the Chairman of the Board, issued by Sally Beauty Holdings, Inc. on August 27, 2012.

99.2	Press release announcing the Share Repurchase Program, issued by Sally Beauty Holdings, Inc. on August 27, 2012.